Exhibit 4.1

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION ACell, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF DELWARE COMMON STOCK PAR VALUE $0.001 CUSIP00444J 10 2 SEE REVERSE FOR CERTAIN DEFINITIONS FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF ACell, InC. transferable on the books of the Company in Person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. 0000001

JT TEN Shares of the common stock represented by this certificate and do hereby irrevocably constitutes and appoint Attorney, to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.